Exhibit 99.1
Investor Relations Contact:
Megan Jones
meganjones@exactsciences.com
608-535-8815

Media Contact:
Katie Boyce
kboyce@exactsciences.com
608-710-3903

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter 2021 Results

•Expected total fourth quarter revenue of $472-475M, including Screening revenue of $277-278M, Precision Oncology revenue of $148.5-149.5M, and COVID-19 testing revenue of $46.5-47.5M
•Total 2021 revenue, excluding COVID-19 testing, increased 29% compared to 2020, including 30% increase in Screening revenue and 27% increase in Precision Oncology revenue
•Screening revenue growth driven by Cologuard rescreens, Cologuard use in 45-49 age group, expansion of primary care sales team, and increased in-person sales calls

MADISON, Wis., Jan. 9, 2022 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company expects to report revenue between $472 million and $475 million for the fourth quarter ended Dec. 31, 2021.

"The Exact Sciences team delivered outstanding results to finish 2021, setting us up for years of strong growth and a clear path to profitability," said Kevin Conroy, chairman and CEO of Exact Sciences. “Our goal is to make earlier cancer detection a routine part of medical care. Led by our top brands, Cologuard® and Oncotype DX®, and an exciting pipeline of tests in colon cancer screening, multi-cancer early detection, and minimal residual disease and recurrence monitoring, we plan to fundamentally change how cancer patients are diagnosed and treated."

Preliminary, Unaudited Fourth Quarter 2021 Financial Results

For the three-month period ended Dec. 31, 2021, as compared to the same period of 2020:

•Total revenue between $472 million and $475 million, an increase of 2 percent
•Total revenue, excluding COVID-19 testing, increased 16 percent
•Screening revenue between $277 million and $278 million, an increase of 11 percent
•Precision Oncology revenue between $148.5 million and $149.5 million, an increase of 27 percent
•COVID-19 testing revenue between $46.5 million and $47.5 million, a decrease of 53 percent

Preliminary, Unaudited 2021 Financial Results

For the twelve-month period ended Dec. 31, 2021, as compared to the same period of 2020:

•Total revenue between $1,765.3 million and $1,768.3 million, an increase of 18 percent
•Total revenue, excluding COVID-19 testing, increased 29 percent
•Screening revenue between $1,061.6 million and $1,062.6 million, an increase of 30 percent
•Precision Oncology revenue between $561.1 million and $562.1 million, an increase of 27 percent
•COVID-19 testing revenue between $142.5 million and $143.5 million, a decrease of 39 percent

For the fourth quarter and 2021, Screening includes laboratory service revenue from Cologuard tests and revenue from Biomatrica products. Precision Oncology includes laboratory service revenue from global Oncotype and GEM ExTra laboratory service revenue.

Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2021. The revenue ranges presented in this news release for the fourth quarter of 2021 and for the year ended Dec. 31, 2021 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2021. Exact Sciences is in the process of completing its customary year-end close and review procedures as of and for the year ended Dec. 31, 2021, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Exact Sciences' consolidated financial statements and related notes as of and for the year ended Dec. 31, 2021, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2021 financial results during its February 2022 earnings call.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx only.

About Oncotype DX
The Oncotype DX® portfolio of breast, colon and prostate cancer tests applies advanced genomic science to reveal the unique biology of a tumor in order to optimize cancer treatment decisions. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test that has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. Additionally, the Oncotype DX Breast DCIS Score test predicts the likelihood of recurrence in a pre-invasive form of breast cancer called DCIS. In prostate cancer, the Oncotype DX Genomic Prostate Score® test predicts disease aggressiveness and further clarifies the current and future risk of the cancer prior to treatment intervention, and the Oncotype DX AR-V7 Nucleus Detect™ test helps determine which patients with metastatic castration-resistant prostate cancer (mCRPC) are resistant to androgen receptor (AR)-targeted therapies. The Oncotype DX AR-V7 Nucleus Detect test is performed by Epic Sciences at its centralized, CLIA-certified laboratory in San Diego and offered exclusively by Exact Sciences. The Oncotype MAP® Pan-Cancer Tissue test is a rapid, comprehensive tumor profiling panel that aids therapy selection for patients with advanced, metastatic, refractory, or recurrent cancer. With more than 1 million patients tested in more than 90 countries, the Oncotype tests have redefined personalized medicine by making genomics a critical part of cancer diagnosis and treatment. To learn more about Oncotype tests, visit www.OncotypeIQ.com, www.MyBreastCancerTreatment.org or www.MyProstateCancerTreatment.org.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype tests, Exact Sciences is investing in its product pipeline support patients throughout their cancer diagnosis and treatment. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, including our supply chain and clinical studies, and the demand for our products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses' operations will be greater than expected and the possibility that integration efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings, including in connection with acquisitions; our ability to retain and hire key personnel including employees at businesses we acquire. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.